Exhibit (11)(a)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form N-1A of our report dated February 19, 1996 included in Pegasus Variable Annuity Fund Report to Shareholders for the year ended December 31, 1995, and to all references to our Firm included in this registration statement on Form N-1A (Post-Effective Amendment No. 6 to the Pegasus Variable Annuity Fund's registration statement under the Securities Act of 1933).





                                            ARTHUR ANDERSEN LLP


Detroit, Michigan,
 December 16, 1996